UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2011

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

120 Eucalyptus Dr.

El Segundo, CA 90245

(Address of principal executive offices and zip code)

(310) 454-5658

 (Registrant’s telephone number including area code)

2601 Ocean Park Blvd., Suite 110

Santa Monica, CA 90405

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On June 30, 2011, and pursuant to the authority given to the Board of Directors vested in it by the provisions of its Articles of Incorporation, as amended, and Florida Statutes, the Board of Directors, by action in writing pursuant to Section 607.0821 of the Florida Business Corporation Act, adopted a resolution creating a series of 2,000,000 Preferred Shares, par value $0.001, designated as “Series A Preferred Shares”.   These Series A Preferred shares are non-voting, shall be entitled to receive annual dividends at the rate of $0.10 per Series A Share, are convertible into five (5) Common Shares for each Series A Share converted, and must be converted on the third anniversary of the issue Date or the date the Share Price reaches $5.00 per share.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

As reported in our Report on Form 8-K on October 5, 2010, for value received, we entered into an agreement to pay Novium Opportunity Umbrella SICAV PLC-Quality Investment Fund (the “Holder”) the principal sum of Three Hundred Thousand EURO (EURO 300,000) ($414,330.00 USD).  The outstanding principal balance of the Note bore interest at the rate of twelve percent (12%) per annum with interest accruing on the actual number of days elapsed based upon a 365-day year.  The balance due on the note was convertible into common shares at a conversion price of $0.065 USD.

On June 30, 2011, the Holder converted the entire amount due on the Note, $454,075.50, into 6,985,777 shares of our Common Stock.  Upon this conversion the Holder became a beneficial owner of greater than 10% of our common stock and thus subject to the reporting requirements of Section 16(a) of the Securities Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
3.7	Articles of Amendment to Articles of Incorporation

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: July 5, 2011	By:	/s/MARTIN SCHUERMANN
Name: Martin Schuermann Title: President and Chief Executive Officer